Exhibit 10.30

REPAY HOLDINGS CORPORATION
OMNIBUS INCENTIVE PLAN

Effective as of [•], 2019

1. Purpose and Stockholder Approval.

(a) Repay Holdings Corporation, a Delaware corporation (as successor to Thunder Bridge Acquisition Ltd., a Cayman Islands exempted company, the “Company”), hereby adopts the Repay Holdings Corporation Omnibus Incentive Plan (the “Plan”), effective as of [date]. The Plan is intended to recognize the contributions made to the Company and its Affiliates by its employees, directors, consultants and advisors of the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company, to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals at the Committee’s sole and absolute discretion. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to any person who is not an employee of the Company shall in all cases be non-qualified stock options.

(b) The adoption the Plan is contingent on and subject to its approval by the Company’s stockholders at the Company’s stockholders meeting scheduled for [DATE]. No grants or awards shall be made under the Plan if the Plan is not so approved.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) “Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code, and any other non-corporate entity that would be such a subsidiary corporation if such entity were a corporation.

(b) “Award” means an award of Restricted Stock, Restricted Stock Units, Stock Options, Stock Appreciation Rights or Dividend Equivalent Rights granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.

(c) “Award Document” means the document that sets forth the terms and conditions of each grant of an Award. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “Cause” shall have the same definition as under any employment agreement between the Company or any Affiliate and the Grantee or, if no such employment agreement exists or if such employment agreement does not contain any such definition or words of similar import, “Cause” means, except as otherwise provided in an Award Document, that an employee-Grantee should be or was dismissed as a result of

(i) any material breach by the Grantee of any agreement to which the Grantee and the Company or an Affiliate are parties,

(ii) any act (other than retirement) or omission to act by the Grantee, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or any Affiliate or on the Grantee’s ability to perform services for the Company or any Affiliate, or

(iii) any material misconduct or neglect of duties by the Grantee in connection with the business or affairs of the Company or any Affiliate.

(f) “Change of Control” shall mean, except as otherwise provided in the Award Document, the first to occur of any of the following events:

(i) The date any transaction is consummated that constitutes the sale or other disposition of all or substantially all of the assets of the Company, other than where such transaction results in all or substantially all of the assets of the Company being held by an entity as to which at least a majority of the equity ownership of such entity immediately after the sale or disposition is held by the same persons and in the same proportions as the Company’s common stock was held immediately before such sale or other disposition;

(ii) The date any transaction is consummated that constitutes a merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation;

(iii) The date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock;

(iv) The first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty four (24) month period was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period; or

(v) The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated and no further contingences remain that could prevent the consummation of such plan or arrangement. For avoidance of doubt, any transaction done exclusively for the purpose of changing the domicile of the company shall not constitute a Change of Control.

(g) “Closing” means the consummation of the transactions contemplated by the Merger Agreement.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” shall have the meaning set forth in Section 3(a).

(j) “Common Stock” means the Company’s Class A Common Stock, par value $0.0001 per share.

(k) “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(l) “Dividend Equivalent Right” means a right, granted to a Grantee under the terms of the Plan, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(n) “Fair Market Value” shall mean:

(i) If the Common Stock is traded on any national stock exchange or quotation system, then the Fair Market Value per Share shall be, the last reported sale price per share thereof on the relevant date (or the closing price as of the most recent trading day prior to the relevant date if the relevant date is not a trading day), as reported on the stock exchange or quotation system that reflects the principal market on which the Common Stock is traded on such date; or

(ii) If the Common Stock is not traded on any national stock exchange or quotation system on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

(o) “Good Reason” shall have the same definition as under any employment agreement between the Company or any Affiliate and the Grantee or, if no such employment agreement exists or if such employment agreement does not contain any such definition or words of similar import, “Good Reason” shall mean, except as otherwise provided in an Award Document, the termination of employment by the Grantee following the occurrence, without the Grantee’s written consent, after a Change of Control of:

(i) a material reduction in the Grantee’s base salary or wage rate or target incentive opportunity; or

(ii) the relocation of the Grantee’s principal place of employment to a location more than fifty miles from the Grantee’s principal place of employment as of immediately prior to the Change of Control;

provided, however, that the foregoing events shall constitute Good Reason only if the Grantee provides the Company with written objection to the event within thirty days following the occurrence thereof, the Company does not reverse or otherwise cure the event within thirty days of receiving that written objection and the Grantee resigns the Grantee’s employment within twenty days following the expiration of the Company’s thirty-day cure period.

(p) “Grant Date” means the date established by the Committee as of which any Award has been granted to a Grantee.

(q) “Grantee” means any person who is granted an Award.

(r) “Hawk Units” means the Class A Units of Hawk Parent Holdings LLC in accordance with the Second Amended and Restated Limited Liability Company Agreement of Hawk Parent Holdings LLC to be adopted immediately after the consummation of the transactions contemplated by the Merger Agreement.

(s) “ISO” means an Option granted under the Plan that is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(t) “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated effective as of January 21, 2019, by and among Thunder Bridge Acquisition Ltd., TB Acquisition Merger Sub LLC, Hawk Parent Holdings LLC and, solely in its capacity as the Company Securityholder Representative thereunder, CC Payment Holdings, L.L.C., as it may be amended and supplemented from time to time.

(u) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(v) “Option” or “Stock Option” means either an ISO or a Non-Qualified Stock Option granted under the Plan.

(w) “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to the applicable provisions of the Plan.

(x) “Restricted Stock” means Shares issued to a person pursuant to an Award.

(y) “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor Rule.

(z) “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a Grantee under Section 8 of the Plan.

(aa) “Shares” means the shares of Common Stock that are the subject of Awards.

(bb) “Stock Appreciation Rights” or “SAR” means a right granted to a grantee under Section 7 of the Plan.

(cc) “Termination of Employment or Service in Connection with a Change of Control” shall be deemed to occur with respect to a Grantee if, within the one-year period (or such longer period as may be specified in an Award Document) beginning on the date of a Change of Control, the employment or service of the Grantee shall be terminated either (i) involuntarily for any reason other than for Cause, (ii) voluntarily for Good Reason or (iii) in the case of Directors, a required resignation from the Board of Directors.

3. Administration of the Plan.

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors provided such committee consists of at least two members of the Board of Directors, each of whom qualifies as a “non-employee director” (as that phrase is used for purposes of Rule 16b-3) and as an “independent director” (as that phrase is used by the rules of the stock exchange on which the Company’s shares are traded). The foregoing requirement for members of the Compensation Committee to act as the Committee shall not be applicable if the Company ceases to be a publicly traded corporation. Notwithstanding anything in this Section 3(a) to the contrary, the Board of Directors may establish more than one committee to administer the Plan with respect to separate classes of Grantees (other than officers of the Company who are subject to Section 16 of the Exchange Act), and, provided further, that the Board of Directors, itself, shall act as the Committee with respect to Awards made to non-employee members of the Board of Directors.

(b) Grants. The Committee shall from time to time at its discretion direct the Company to grant Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Grantees to whom and the times at which Awards shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award and (v) approve the form and terms and conditions of the Award Documents and of each Award; all subject, however, to the express provisions of the Plan, including, specifically, Section 10 regarding grants of Awards to non-employee members of the Board of Directors. In making such determinations, the Committee may take into account the nature of the Grantee’s services and responsibilities, the Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final, binding and conclusive.

(c) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder except to the extent such exculpation is prohibited by provisions of the applicable business corporations law; provided, however, that the provisions of this Section 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

(d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Certificate of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4. Eligibility. All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Awards hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.

5. Term of the Plan. No Award may be granted under the Plan after [INSERT DATE THAT IS ONE DAY BEFORE THE TENTH ANNIVERSARY OF THE DATE THE PLAN IS ADOPTED BY THE BOARD].

6. Stock Options and Terms. Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Award Documents in such form as the Committee shall from time to time approve, which Award Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

(a) Number of Shares. Each Award Document shall state the number of Shares to which it pertains. A Grantee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

(b) Option Price. Each Award Document shall state the Option Price that shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 6(b); provided, however, that if an ISO is granted to a Grantee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted.

(c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then effective registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Act”)), contain the Grantee’s acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale that, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Grantee has been advised and understands that (A) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action that would make available to the Grantee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Award Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 6(c) has occurred.

(d) No Stockholder Rights Prior to Exercise. No Grantee shall, solely by reason of having been granted one or more Options, have any rights as a stockholder of the Company and shall have no right to vote Shares subject to the Option, nor any right to receive any dividends declared or paid with respect to such Shares unless and until the Grantee has exercised his or her Option and acquired such Shares.

(e) Medium of Payment. A Grantee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Award Document that payment may be made in whole or in part in shares of Common Stock held by the Grantee. If payment is made in whole or in part in shares of Common Stock, then the Grantee shall deliver to the Company certificates registered in the name of such Grantee representing the shares of Common Stock owned by such Grantee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Grantee. A Grantee may also pay for Shares by delivery of Shares to be acquired upon the exercise of such Option, with such Shares being valued at the Fair Market Value on the date of exercise. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

(f) Termination of Options.

(i) No Option shall be exercisable after the first to occur of the following:

(1) Expiration of the Option term specified in the Award Document, which shall not exceed (i) ten years from the Grant Date, or (ii) five years from the Grant Date of an ISO if the Grantee on the Grant Date owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;

(2) Except as otherwise provided in the Award Document, expiration of ninety (90) days from the date the Grantee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in this Section 6 or Section 13 below;

(3) Except as otherwise provided in the Award Document, expiration of one year from the date the Grantee’s employment or service with the Company or its Affiliate terminates due to the Grantee’s Disability or death;

(4) The date on which the employment or service of the Grantee shall be terminated for Cause. In such event, in addition to immediate termination of the Option, the Grantee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares; or

(5) The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 12 hereof.

(ii) Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Award Documents, as they may be amended, provided that any change pursuant to this Section 6(f)(ii) that would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Grantee.

(iii) During the period in which an Option may be exercised after the termination of the Grantee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Grantee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Award Document.

(g) Transfers. Except as provided in Section 24, no Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her except as provided in Section 24. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(h) Exercisability. No Option may be exercised except to the extent the Option has become vested pursuant to its terms.

(i) Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Grantee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000 (determined as of the Grant Date or Dates).

(j) Other Provisions. The Award Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(k) Amendment. The Committee shall have the right to amend Award Documents issued to a Grantee, subject to the Grantee’s consent if such amendment is not favorable to the Grantee, except that the consent of the Grantee shall not be required for any amendment made under Section 13.

7. Stock Appreciation Rights.

(a) An SAR is an Award in the form of a right to receive cash or Common Stock, upon surrender of the SAR, in an amount equal to the appreciation in the value of the Common Stock over a base price established in the Award. An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Document for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Common Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Common Stock on the Grant Date of the Option.

(b) The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

(c) Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of not more than ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Document relating to such SAR.

(d) Holders of an SAR shall have no rights as stockholders of the Company solely by reason of having granted one or more SARs. Holders of an SAR shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

(e) A holder of an SAR shall have no rights other than those of a general creditor of the Company. An SAR represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(f) Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any SAR held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s SAR shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of an SAR, the Grantee shall have no further rights with respect to such Award.

(g) Except as provided in this Section 7, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an SAR. Except as provided in this Section 7 or Section 24, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8. Restricted Stock and Restricted Stock Units.

(a) Restricted Stock is an Award of shares of Common Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine. In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Grantee subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Common Stock. Each Award Document shall state the number of shares of Restricted Stock or Restricted Stock Units to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

(b) At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Except as provided in Section 24, neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

(c) The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Document that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Document.

(d) Unless the Committee otherwise provides in an Award Document, holders of Restricted Stock shall have the right to vote such Shares. Under no circumstances shall the holder of Restricted Stock be entitled to receive any dividends declared or paid with respect to such Shares until such time as the Restricted Stock becomes vested. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which shall then be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

(e) Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Document evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock; provided, however, that such cash dividend shall not be distributed to the holder of such Restricted Stock Units until the Restricted Stock Units become vested. The Award Document may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid, but such additional Restricted Stock Units shall in all cases be subject to the same restrictions that apply to the original Restricted Stock Units.

(f) A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(g) Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than death or Disability, any Restricted Stock or Restricted Stock Units held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

(h) Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Document, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. The restrictions upon such Restricted Stock or Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is, and has continuously been an employee of the Company or its Affiliate from the date such Award was granted. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

(i) Restricted Stock and Restricted Stock Units are intended to be subject to a substantial risk of forfeiture during the restricted period, and, in the case of Restricted Stock (but not Restricted Stock Units) subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on the Vesting Date in an amount equal to the then Fair Market Value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the Grant Date in an amount equal to the fair market value of the Restricted Stock subject to the election on the Grant Date. Such election must be made within 30 days of the Grant Date and Grantee shall immediately notify the Company if such an election is made.

9. Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock subject to an equity-based Award granted to such Grantee, determined as though such shares had been issued to and held by the Grantee. Notwithstanding the foregoing, no Dividend Equivalent Right may be granted hereunder to any Grantee in connection with a Stock Option or SAR granted to such Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be deemed reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents, or may be treated as a cumulative right to the cash amount of such dividends. Any reinvestment of deemed dividends in shares of Common Stock shall be at Fair Market Value on the date of the deemed dividend distribution. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, and shall be paid or distributed in a single payment or distribution on (or as soon as practicable following) the date the underlying Award has vested (taking into account the extent of such vesting) and any such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions and to the same extent as the underlying Award to which the Dividend Equivalent Right is related expires or is forfeited. Except as may otherwise be provided by the Committee in the Award Document, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

10. Grants of Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, no Awards shall be granted under the Plan to any non-employee member of the Board of Directors except as provided for in this Section 10. Specifically, non-employee members of the Board of Directors shall only receive Awards as follows:

(a) Grants may be in the form of any Option (other than an ISO) or Award permitted under the Plan;

(b) The fair value of Awards granted to any non-employee member of the Board of Directors during any one calendar year, along with cash compensation paid to such non-employee member of the Board of Directors in respect of such director’s service as a member of the Board of Directors during such year (including service as a member or chair of any committees of the Board of Directors) during such fiscal year shall not be in excess of three hundred thousand dollars ($300,000).

11. Limitations on Awards.

(a) Shares Subject to Plan. The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan shall fixed immediately after the Closing as a number of Shares equal to ten percent (10%) of the sum of (A) the number of issued and outstanding shares of Common Stock immediately after the Closing, plus (B) the number of issued and outstanding Hawk Units immediately after the Closing, excluding those owned by the Company, plus (C) the maximum number of Hawk Units issuable as Earn Out Units (as defined in the Merger Agreement) under the Merger Agreement as in effect at the time of the Closing, plus (D) the aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan as determined in accordance with this Section 11(a); provided, that such number of Shares shall be subject to adjustment thereafter as provided in Section 13. All of such Shares may be granted as ISOs.

(i) The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.

(ii) Shares covered by an Award shall be counted against the limit set forth in this Section 11(a). If any Shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Common Stock subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination, cash-settlement or expiration, again be available for the grant of Awards under the Plan in the same amount as such Shares were counted against the limit set forth in this section.

(iii) If an Option or an SAR terminates or expires without having been fully exercised for any reason, or is canceled or forfeited or cash-settled pursuant to the terms of an Award, the Shares for which the Option or SAR was not exercised may again be the subject of an Award granted pursuant to the Plan. To the extent Shares subject to an Option or stock-settled SAR are withheld by the Company for payment of purchase price or as a means of paying the exercise price, or for payment of federal, state or local income or wage tax withholding requirements, the Shares that are so withheld shall be treated as granted and shall not again be available for subsequent grants of Awards under the Plan.

(iv) If any full-value Award (i.e., an equity-based Award other than an Option or SAR) is canceled or forfeited or cash-settled pursuant to the terms of an Award, the Shares for which such Award was canceled or forfeited or cash-settled may again be subject of an Award granted pursuant to the Plan. To the extent Shares subject to a full-value Award are not actually issued to the Grantee at the time the Award is exercised or settled, including where Shares are withheld for payment of federal, state or local income or wage tax withholding, the Shares that are so withheld shall again be available for grants of Awards under the Plan.

(b) No Repricing. Other than pursuant to Section 13, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed. The foregoing limitations on modifications of SARs and Options shall not be applicable to changes the Committee determines to be necessary in order to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

12. Change of Control. In the event of a Change of Control, the Committee may take whatever action with respect to Awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any Award Documents, settling any Award by means of a cash payment (including a cash payment equal to the amount paid per share of Common Stock in such Change of Control less, in the case of Options, the Option Price) or removing any restrictions from or imposing any additional restrictions on any outstanding Awards. Except to the extent otherwise provided in an Award Document, the following provisions shall apply in the event of a Change of Control:

(a) Awards Assumed or Substituted by Surviving Entity. Awards assumed by an entity that is the surviving or successor entity following a Change of Control (the “Surviving Entity”) or are otherwise equitably converted or substituted in connection with a Change of Control shall have the same vesting schedule in effect following the Change of Control. Following the Change in Control, if a Termination of Employment or Service in Connection with a Change in Control occurs, then all of the Grantee’s outstanding Awards shall become fully exercisable and/or vested as the case may be as of the date of termination, with payout to such Grantee within 60 days following the date of termination of employment, provided that the payment date of any Awards that are considered to be deferred compensation shall not be accelerated.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board of Directors, all outstanding Awards shall become immediately vested and exercisable, as the case may be, at or immediately prior to the consummation of the event that constitutes the Change of Control and there shall be a payout of the Award (to the extent applicable under the terms of the Award) to Grantees within sixty (60) days following the Change of Control.

13. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Awards may be granted hereunder, the limitation as to grants to individuals set forth in Section 10(b) hereof, the number of Shares covered by each outstanding Award, and the Option Price for each related outstanding Option and SAR, shall be appropriately adjusted in the event of a stock dividend, extraordinary cash dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Grantee, except for adjustments made pursuant to Section 12 hereof.

14. Substitute Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be made on such terms and conditions as the Committee considers appropriate in the circumstances.

15. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable; provided that, without obtaining stockholder approval, the Board of Directors may not: (i) increase the maximum number of Shares as to which Awards may be granted, except for adjustments pursuant to Section 13, (ii) materially expand the eligible participants or (iii) otherwise adopt any amendment constituting a change requiring stockholder approval under applicable laws or applicable listing requirements of the Nasdaq Stock Market or any other exchange on which the Company’s securities are listed. No amendment to the Plan shall adversely materially affect any outstanding Award, however, without the consent of the Grantee.

16. No Commitment to Retain. The grant of an Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

17. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement. The Grantee may elect to make payment for the withholding of federal, state and local taxes by one or a combination of the following methods: (i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Stocker, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld); (ii) delivering part or all of the amount to be withheld in the form of Shares valued at Fair Market Value; (iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock or Restricted Stock Unit, or upon the transfer of Shares, a number of Shares having a Fair Market Value; or (iv) withholding from any compensation otherwise due to the Grantee.

18. Source of Shares; Fractional Shares. The Common Stock that may be issued (which term includes Common Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock. No fractional shares of Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share, but fractional interests may be accumulated pursuant to the terms of an Award. Notwithstanding anything in the Plan to the contrary, the Company may satisfy its obligation to issue Shares hereunder by book-entry registration.

19. Deferred Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

20. Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Dividend Equivalent Right held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be subject to excise tax under Code Section 4999; provided, however, that the foregoing limitation on Options or Awards under the Plan shall only be applicable to the extent that the imposition of such limitation is, on a net after tax basis, beneficial to the Grantee. The Committee shall have the authority to determine what restrictions and/or reductions in payments shall be made under this Section 20 in order to avoid the detrimental tax consequences of Code Section 4999, and may use such authority to cause a reduction to payments or benefits that would be made by reason of contracts, agreements or arrangements that are outside the scope of the Plan, to the extent such a reduction would result in a greater, net after-tax benefit to the Grantee.

21. Section 409A. The Committee intends to comply with Section 409A of the Code (“Section 409A”) with regard to any Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A, and otherwise to provide Awards that are exempt from Section 409A.

22. Unfunded Status of Plan. The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

23. Compensation Recovery.

(a) In the event the Company is required to provide an accounting restatement for any of the prior three fiscal years of the Company for which audited financial statements have been completed as a result of material noncompliance with financial reporting requirements under federal securities laws (a “Restatement”), the amount of any Excess Compensation (as defined below) realized by an any Executive Officer (as defined below) shall be subject to recovery by the Company.

(b) For purposes of this Section 23:

(i) An “Executive Officer” shall mean any officer of the Company who holds an office of executive vice president or above; and

(ii) “Excess Compensation” shall mean the excess of (i) the actual amount of cash-based or equity-based incentive compensation received by an Executive Officer over (ii) the compensation that would have been received based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement.

(c) Recovery of Excess Compensation under this Section 23 shall not preclude the Company from seeking relief under any other agreement, policy or law. The Company’s recoupment rights under this Section 23 shall be in addition to, and not in lieu of, actions that the Company may take to remedy or discipline any act of misconduct by an Executive Officer including, but not limited to, termination of employment or initiation of appropriate legal action.

(d) The recovery of compensation under this Section 23 is separate from and in addition to the compensation recovery requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer, and the Committee shall reduce the recoupment under this Section 23 by any amounts paid to the Company by the Chief Executive Officer and Chief Financial Officer pursuant to such section.

24. Permitted Transfers. Notwithstanding anything contained herein to the contrary, Awards (other than ISOs and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of a Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such Permitted Transferee in accordance with the terms of the Award Document. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Document, except to the extent the Plan and Award Document otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

25. Governing Law. The validity, performance, construction and effect of this Plan shall, except to the extent preempted by federal law, be governed by the laws of the state of Delaware, without giving effect to principles of conflicts of law.